
NW
SE
RTDDH-8
DDH04-19
-75 dip northeast
(adjusted for depth)
RTDDH-7
DDH04-10
RTDDH-9
DDH04-18
DDH04-13
Abandoned
49.2m @
38.8% Fe, 0.32% Cu,
0.34g/T Au
132.6m@
48.0% Fe, 0.18% Cu,
0.24g/T Au
Intense
talc-chlorite
alteration
37.2m @
50.3% Fe, 0.2% Cu,
0.17g/T Au
187.6m@
36.2% Fe, 0.17% Cu,
0.28g/T Au
109.0m@
39.0% Fe, 0.09% Cu,
0.13g/T Au
8.0m@
49.8% Fe, 1.72% Cu,
2.56g/T Au
Py-Ab-Kspar
Alteration
500
400
300
200
100
SL
-100
-200
-300
Metres
0 50 100

Geological NW – SE Section (C – C') , and geochemistry results South Zone, Pampa de Pongo. See Section's A – A', B – B' for legend.